UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2013

GENERAL EMPLOYMENT ENTERPRISES, INC

(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois	60181
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 6, 2013, General Employment Enterprises, Inc. (the ”Company”) (NYSE MKT: JOB) announced that the Company received a letter from NYSE MKT, LLC (the “NYSE MKT”) which stated, among other things, that the Company has equity less than $4 million and has sustained losses from continuing operations and/or net losses in three of its four most recent fiscal years and, in the opinion of the Exchange, it is questionable as to whether the Company will be able to continue operations and/or meet its obligations as they mature based on its current overall financial condition,  pursuant to Sections 1003(a)(ii) and 1003(a)(iv) of the NYSE MKT’s Company Guide, respectively.  The Company was afforded the opportunity to demonstrate its ability to regain compliance with Section 1003(a)(iv) of the Company Guide by October 7, 2013, (The Financial Impairment Plan Period)

On October 29, 2013, the Company received a letter from the NYSE MKT stating that, based on the review of the information provided by the Company, the Company has made significant progress towards regaining compliance with Section 1003(a)(iv) of the Company Guide.  Based on the Company’s progress to date and actions the Company plans to implement in the future, in accordance with Section 1009 of the Company Guide, the NYSE MKT has determined to extend the Financial Impairment Plan Period until February 21, 2014.  The foregoing is subject to the Company making a public announcement by November 4, 2013, continuing to provide updates to the NYSE MKT staff and continuing to show progress in regaining compliance.  The plan period for the Company to regain compliance with Section 1003(a)(ii) remains June 6, 2014.

On November 4, 2013, a press release announcing the acceptance by the NYSE MKT LLC of the plan was issued. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 31, 2013, Michael Schroering, the Chief Executive Officer and Chairman of the Board of Directors of the Company, submitted his resignation as the Company's Chief Executive Officer and Chairman of the Board of Directors to the Company's Board of Directors.  Mr. Schroering will remain a director of the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release issued by General Employment Enterprises, Inc. dated November 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENERAL EMPLOYMENT ENTERPRISES, INC.
(Registrant)

Date: November 4, 2013	By: /s/ Andrew J. Norstrud
Andrew J. Norstrud
Chief Financial Officer